[PRICEWATERHOUSECOOPERS LLP Letterhead]


                                            Exhibit 23.2

                                            PricewaterhouseCoopers LLP
                                            Chartered Accountants
                                            PO Box 82
                                            Royal Trust Tower, Suite 3000
                                            Toronto Dominion Centre
                                            Toronto, Ontario
                                            Canada M5K 1G8
                                            Telephone +1 416 863 1133
                                            Facsimile +1 416 365 8215


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the inclusion in this Amendment No. 1 to Form S-3 of Newmont Mining Corporation, Registration No. 333-87100, filed on August 1, 2002, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's financial statements for the year ended March 31, 2001. We also consent to the references to us under the headings "Experts" in this Amendment No. 1 to Form S-3.




/s/ PricewaterhouseCoopers LLP
-----------------------------------

Toronto, Canada
August 1, 2002








PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.